SCHEDULE 14A--INFORMATION REQUIRED IN PROXY STATEMENT
               (Last amended in Rel. No. 34-34832, eff. 11/23/94.)

                             SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934 (Amendment No.)

Filed by the  Registrant  [ X ]
Filed by a Party other than the Registrant  [ ]
Check the  appropriate  box:
[ ]  Preliminary  Proxy  Statement
[X] Definitive Proxy  Statement
[ ] Definitive  Additional  Materials
[ ]  Soliciting  Material
Pursuant to 240.14a-11(c) or 240.14a-12

Name of Registrant as Specified in its Charter                IMTEC. Inc.

Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
         1)  Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4) Proposed maximum aggregate value of transaction:

         Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount previously paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                                   IMTEC, INC.
                                 One Imtec Lane
                               Post Office Box 809
                             Bellows Falls, VT 05101



      _________________________________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 26, 1998
      _________________________________________________________________




To the Stockholders of IMTEC, INC.

Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of IMTEC, INC., a Delaware corporation (the "Company"), will be held on October 26, 1998, 800 Third Avenue, 30th Floor, New York, New York, at the hour of 10:00 a.m., for the following purposes:

1) To elect four Directors of the Company for the coming year.

2) To transact such other business as may properly come before the Meeting.


Only stockholders of record at the close of business on September 7, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                                          George S. Norfleet III
                                                          Secretary

Bellows Falls, Vermont
September 15, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THIS PURPOSE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT RECEIVED BY THE COMPANY, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING THEREAT IN PERSON.

                                   IMTEC, INC.
                                 One Imtec Lane
                               Post Office Box 809
                          Bellows Falls, Vermont 05101


                  ----------------------------------------------

                                 PROXY STATEMENT
              ------------------------------------------------------

This Proxy Statement is being mailed on or about September 18, 1998 to all stockholders of record at the close of business on September 7, 1998 in connection with the solicitation of Proxies by the Board of Directors for the Annual Meeting of Stockholders (the "Meeting") to be held on October 26, 1998. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the Company. All Proxies duly executed and received by the persons designated as proxy therein will be voted on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such Proxy or, in the absence of specific instructions, will be voted for the named nominees to the Company's Board of Directors. The Board does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable. Any stockholder may revoke his Proxy at any time before the Meeting by written notice to such effect received by the Company at the address set forth above, attention: Corporate Secretary, by delivery of a subsequently dated Proxy or by attending the Meeting and voting in person.

The total number of shares of Common Stock of the Company outstanding as of September 7, 1998 was 1,585,713. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on September 7, 1998 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 792,857 shares, must be present at the Meeting in person or by proxy, in order to constitute a quorum for the transaction of business. The affirmative vote of the holders of a majority of the shares of Common Stock shares present and voting, in person or by proxy, at the Meeting is required to pass upon each of the matters presented.

A list of stockholders entitled to vote at the Meeting will be available at the Company's offices, One Imtec Lane, Bellows Falls, Vermont 05101 for a period of ten (10) days prior to the Meeting and at the Meeting for examination by any stockholder.

                              ELECTION OF DIRECTORS

Four directors are to be elected at the Meeting to serve for a term of one year or until their respective successors shall have been elected and shall have qualified.

Information Concerning Nominees

The following table sets forth the positions and offices presently held with the Company by each nominee, his age, his tenure as a director and his beneficial ownership of shares of the Company's Common Stock owned as of September 7, 1998:

                                                                Shares of Common
                                                  Year          Stock Beneficially      Approximate
                                                  Became        Owned as of             Percentage
Name                  Age       Position          Director      September 7, 1998 (1)    of Class
----                  ---       --------          --------      ---------------------    ----------
Ralph E. Crump        75        Director          1983          310,430 (2)              19.85%

David Sturdevant      49        Director          1990          81,875                   5.16%

Robert W. Ham         63        Director          1993          26,500                   1.67%

Doug Granat           29        Director          1997          261,120                  16.47%

----------------
(1) Includes all shares issuable pursuant to presently exercisable options and warrants and all options and warrants which will become exercisable within sixty (60) days of September 7, 1998.
(2) Includes 157,465 shares owned of record by Mr. Crump's spouse, as to which shares he disclaims beneficial ownership.

     RALPH E. CRUMP was co-founder and is currently a director of Osmonics, Inc. (New York Stock Exchange), Chairman of Structural Instrumentation, Inc. (Nasdaq SmallCap Market), a director of Mitylite Inc. (Nasdaq National Market) and a director of Stratasys Corp. (Nasdaq SmallCap Market). Between November 1981 and October 1986, Mr. Crump was Chairman of Med-Chem Products, Inc.. Prior to November 1986, Mr. Crump was Chairman, President and a director of Frigitronics, Inc., a manufacturer of eye care products, which he co-founded in 1962. Frigitronics' Common Stock was listed on the New York Stock Exchange until its acquisition by Revlon in November 1986.

     DAVID STURDEVANT was founder and since October 1981 has been a principal of AVI Management Partners, the General Partner of three venture capital partnerships whose collective assets aggregate approximately $18 million dollars with an investment concentration in early stage, high-technology companies. He is a co-founder and, since September 1994, a principal of Managed Investments, Inc., a NASD registered Broker Dealer & Investment Advisor. Mr. Sturdevant is currently a director of Unity Systems Corporation, a privately held company.

     ROBERT W. HAM has been a management consultant specializing in sales organization, sales management and customer focus strategies since 1992. Between 1964 and 1992, Mr. Ham held various sales management positions with Dennison Manufacturing Corp., a Fortune 500 company, leading to Division Vice President of Dennison. During his tenure at Dennison, he led a sales organization with sales of $90MM, he chaired task teams to merge divisions, achieving reorganization with minimal disruption to customers' and organizations' morale. In addition, he had total profit and loss responsibility for two foreign subsidiary companies and supported customers and company operations in the United States, Mexico, Canada, and Hong Kong.

     DOUGLAS T. GRANAT is the founder and President of Trigran Investments, Inc., a position he has held since August 1991. Trigran Investments, Inc. is the general partner and manager of Trigran Investments, L.P. and manages several other private partnerships. These entities make investments in publicly traded and privately held businesses. Trigran Investments, L.P.'s main focus is investment in publicly traded companies with market capitalization's under $150 million.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of stockholders or until their successors are chosen and qualified.


Identification of Executive Officers
(other than executive officers who are also directors)

RICHARD L. KALICH, age 52, has been President and Chief Executive Officer of the Company since October 1993. Mr. Kalich is Secretary - Treasurer and a director of the Packaging Machinery and Manufacturers Institute, an organization with net assets of $20 million. Between 1982 and 1993, Mr. Kalich held various management positions with Matthews International, leading to Vice President and Division Manager, where he managed the industrial identification equipment and consumable division. Between 1978 and 1983, Mr. Kalich was Vice President of LTI, Inc. Between 1970 and 1977, Mr. Kalich held various positions with Sears Roebuck, Inc., leading to National Marketing Manager of the Hardware Department and Craftsman Tools.

GEORGE S. NORFLEET III, age 51, has been controller since joining the Company in 1985. He was appointed Secretary of the Company in 1988 and Treasurer of the Company in 1990.

Information Concerning the Board

The Board of Directors held four (4) meetings during the fiscal year ended June 30, 1997 with no Director attending fewer then 75% of such meetings.

The Audit Committee of the Board reviews the activities of the Company's independent auditors (including fees, services and scope of the audit). The Audit Committee is presently composed of Messrs. Sturdevant and Ham. The Audit Committee held one meeting during the fiscal year ended June 30, 1998 at which all committee members were present.

The Company has no standing nominating or compensation committees of its Board of Directors, nor any committees performing similar functions. The Board of Directors as a whole searches for potential nominees for Board positions and periodically reviews the compensation of the Company's officers and employees and makes appropriate adjustments. The Board of Directors will consider stockholder recommendations for Board positions which are made in writing to the Company's President.



Directors' Compensation

All directors of the Company receive $6,000 per annum for their services in such capacities, and do receive reimbursement for direct expenses incurred in attending meetings of the Board of Directors.

                           EXECUTIVE COMPENSATION AND
                      CERTAIN TRANSACTIONS WITH MANAGEMENT
Summary Compensation

Set forth below is the aggregate compensation for services rendered in all capacities to the Company during the fiscal years ended June 30, 1998, 1997 and 1996 by its chief executive officer. No other executive officers received compensation which exceeded $100,000 during its fiscal year ended June 30, 1998.

                                                    Annual Compensation              Long-Term Compensation
                                          ----------------------------------------   ----------------------
Name and                    Fiscal                                Other Annual        Securities Underlying
Principal Position           Year.        Salary(1)    Bonus(2)   Compensation (3)      Options Granted
----------------------      -----        ---------     --------   ----------------    ----------------------
Richard L. Kalich            1998       $ 114,066       18,334      $ 7,200                      --
  President and              1997         113,516            -        7,200                      --
  Chief Executive Officer    1996         114,321       70,000        7,200                      --

---------
(1) Includes the Company's  matching 401(k)  contribution.
(2) Bonuses are paid based on the prior year's performance.
(3) Represents a vehicle use allowance.


Options Grants in Last Fiscal Year

There were no grants of stock options during the year ended June 30, 1998 to the executive officer named in the Summary Compensation table:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option and Warrant Values

Set forth below is information with respect to options exercised during the fiscal year ended June 30, 1998 and options held at June 30, 1998 by the executive officer named in the Summary Compensation table:

                                                     Number of unexercised              Value of unexercised
                    Number of                        Options and Warrants               In-the Money Options and
                    Shares                           at June 30, 1998                   Warrants  at June 30, 1998
                    Acquired on     Value            ---------------------------        ----------------------------
  Name              Exercise        Realized         Exercisable   Unexercisable        Exercisable    Unexercisable

Richard L. Kalich        0          $ --             37,500            --               $360,938

Stock Option Plans

The Company's 1993 Incentive Stock Option Plan (the "1993 Plan") and 1997 Incentive Stock Option Plan (the "1997 Plan") provide for the granting of options which are intended to qualify as incentive stock options ("Options") within the meanings of Section 422 of the Code. Options to purchase stock may be granted under the Plans to persons who are executive officers or other employees of the Company.

The exercise price of all Options granted under the Plans must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Options granted to the holder of ten percent of more of the Company's Common Stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum term for which the options may be granted is ten years from the date of grant. The aggregate fair market value (determined at the date of the option grant) of shares with respect to which Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

As of September 7, 1998, there were outstanding, under the 1993 and 1997 Plans, options to purchase 156,075 shares of Common Stock, with exercise prices ranging form $2.25 to $8.50, of which Options to purchase 55,000 shares of Common Stock were held by executive officers of the Company, exercisable to April 2006. Options to purchase 141,811 shares were available for grant on that date.

                           PRINCIPAL SECURITY HOLDERS

The following table sets forth, as of September 7, 1998, information regarding the Company's Common Stock beneficially owned (i) by each person who is known by the Company to own beneficially, or who exercises voting or dispositive control, over more than five (5%) percent of the Company's Common Stock, and (ii) by all directors and executive officers as a group:

                                    Number of Shares                   Percentage of
                                    of Common Stock                      Beneficial
Name and Address                    Beneficially Owned (1)             Ownership (1)
----------------                    ---------------------              -------------
Ralph E. Crump                           310,430 (2)                     17.82% (2)
28 Twisted Oak Circle
Trumbull, CT  06611

Marjorie L. Crump                        310,430 (3)                     17.82% (3)
28 Twisted Oak Circle
Trumbull, CT  06611

Richard L. Kalich                        138,660 (4)                      7.96% (4)
16 North Shore Road
Spofford, NH  03462

TRIGRAN INVESTMENTS. L.P.                261,120 (5)                     14.99%
Douglas T. Granat
155 Pfingsten Road, Suite 360
Deerfield, IL  60015

Laifer Capital Management, Inc.          189,100 (5)                     10.86%
Hilltop Partners, L.P.
45 West 45th Street
New York, NY  10036

David Sturdevant                           81,875                         4.70%
1265 Montecto Ave
Mountain View, CA 94043

Robert W. Ham                              26,500                         1.52%
129 South 3rd St
Delavan, WI  53115

All Directors and                        839,090  (2)-(4) (6)            52.92% (2)-(4) (6)
  executive officers as
  a group (6 persons)

----------------------
(1) Includes all shares issuable pursuant to presently exercisable options and warrants and all options and warrants that will become exercisable within sixty (60) days of September 7, 1998.
(2) Includes 157,465 shares owned of record by Mr. Crump's spouse, as to which shares he disclaims beneficial ownership.
(3) Includes 152,965 shares owned of record by Mrs. Crump's spouse, as to which shares she disclaims beneficial ownership.
(4) Includes 28,700 shares owned of record by Mr. Kalich's spouse, as to which shares he disclaims beneficial ownership.
(5) Based on the most resent Form 4 filed with the Securities and Exchange Commission. (6) Represents shares owned by Trigran Investments, LP of which Mr. Granat is Founder and President.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by regulations of the SEC to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received by it, or written representation from certain reporting persons that no reports were required for those persons, the Company believes that, during the period from July 1, 1997 to June 30, 1998 all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company's 1999 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices in Bellows Falls, Vermont by June 30, 1999, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.


Bellows Falls, Vermont                                    George S. Norfleet III
September 7, 1998                                         Secretary

      IMTEC, INC. One Imtec Lane, P. O. Box 809, Bellows Falls, Vermont 05101
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David Sturdevant and Ralph E. Crump as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Imtec, Inc. (The "Company") held of record by the undersigned on September 7, 1998 at the Annual Meeting of Stockholders to be held on October 26, 1998 or any adjournment thereof.

1.     Election of Directors: FOR all nominees listed below            WITHHOLD AUTHORITY
        (except as marked to the contrary below)                       to vote for all nominees listed below

        (Instruction: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

         Ralph E. Crump             David Sturdevant          Robert W. Ham             Douglas T. Granat

2. To transact such other business as may properly come before the Meeting.




If no direction is made, the proxy will be voted for Proposals 1 and 2.

PLEASE MARK,  SIGN,  DATE AND RETURN THE PROXY CARD PROMPTLY  USING THE ENCLOSED ENVELOPE.
Please sign name exactly as it appears below.                 When the shares are held by joint tenants,  both should sign.
                                                              When signing as attorney,  executor,  administrator, trustee or guardian,  please give full detail as such. If a corporation, please sign full  corporate  name by the President or other authorized  officer.  If a partnership, please sign in partnership name by an authorized person.


                                                              Signature ____________________________________



                                                              Signature if held jointly___________________________



                                                                                Dated:___________________ , 1998
